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                                                                     EXHIBIT 11

                 HCC INSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                 COMPUTATION OF EARNINGS PER SHARE (UNAUDITED)

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                                                                         For the three months ended March 31,
                                                                                1997            1996
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
Net earnings                                                               $   11,403,000  $    9,464,000
                                                                           --------------  --------------
                                                                           --------------  --------------
Primary:

    Weighted average Common Stock and common stock
      equivalents outstanding                                                  37,306,000      35,638,000
                                                                           --------------  --------------
                                                                           --------------  --------------
    Earnings per share                                                     $         0.31  $         0.27
                                                                           --------------  --------------
                                                                           --------------  --------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                                       36,168,000      34,671,000

  Additional dilutive effect of outstanding options (as determined
   by the application of the treasury stock method)                             1,149,000       1,001,000

  Changes in Common Stock for issuance                                            (11,000)        (34,000)
                                                                           --------------  --------------

    Weighted average Common Stock and common
      stock equivalents outstanding                                            37,306,000      35,638,000
                                                                           --------------  --------------
                                                                           --------------  --------------
Fully Diluted:

    Weighted average Common Stock and common stock
      equivalents outstanding                                                  37,308,000      35,772,000
                                                                           --------------  --------------
                                                                           --------------  --------------
    Earnings per share                                                     $         0.31  $         0.26
                                                                           --------------  --------------
                                                                           --------------  --------------
Reconciliation of number of shares outstanding:

  Common Stock outstanding at period end                                       36,168,000      34,671,000

  Additional dilutive effect of outstanding options (as determined
   by the application of the treasury stock method)                             1,140,000       1,101,000
                                                                           --------------  --------------

    Weighted average Common Stock and common stock
      equivalents outstanding                                                  37,308,000      35,772,000
                                                                           --------------  --------------
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Note: Shares outstanding for 1996 have been adjusted to include the 6,250,000 shares issued in connection with the combination with LDG (see note 1).